                         REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT made as of September 1, 1999 by and between INTERNATIONAL CAPITAL FUNDING, INC., a Colorado corporation with an office at 1038 Homer Street, Vancouver, British Columbia, Canada V6B 2W9 (the "Company") and JONATHAN COHEN, with an address at 74 Old Church Road, Greenwich, Connecticut 06830 ("Cohen"),

                                  WITNESSETH:

     WHEREAS, Cohen has, simultaneously herewith, purchased from the Company the Warrants (defined below); and

     WHEREAS, in connection with the sale of the Warrant, the Company has agreed to enter into this Registration Rights Agreement with Cohen.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

     "Commission" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the "Securities Act" (as defined herein).

     "Common Stock" shall mean the Common Stock, par value $.0001 per share, of the Company, as constituted as of the date of this Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Person" means any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Warrant Shares" shall have the meaning ascribed thereto in the Warrant.

     "Warrant" shall mean the Common Stock Purchase Warrant, dated as of the date hereof, issued and sold by the Company to Cohen, a copy of which is annexed hereto.

2.   PIGGY-BACK REGISTRATION.

     (a) If the Company at any time proposes to file a registration statement to register any of its Common Stock under the Securities Act (except for a registration filed in connection with an employee benefit plan, a transaction relating to a merger or business combination, a transaction relating to an exchange offer, a transaction relating to an acquisition of assets or securities, or a transaction otherwise described in Rule 145 of the Securities
Act), whether or not for sale for its own account, it will each such time give prompt written notice to Cohen of its intention to do so. Upon the written request of Cohen (which request shall specify the amount of Warrant Shares intended to be disposed of by Cohen) made as promptly as practicable and in any event within ten (10) days after the receipt of any such notice, the Company will use its best efforts to effect the registration under the Securities Act of all Warrant Shares which the Company has been so requested to register by Cohen.

     (b) If the Company proposes to register any of its securities under the Securities Act as contemplated by this Section and such securities are to be distributed by or through one or more underwriters, the Company will arrange for such underwriters to include the Warrant Shares to be offered and sold by Cohen among the securities of the Company to be distributed by such
underwriters.   In such event, (i) Cohen shall be a party to the underwriting agreement between the Company and such underwriters, which shall contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including provisions for indemnification and contribution to the effect and to the extent provided in
Section 7; (ii) the representations and warranties by, and the other agreements on the part of, the Company in the underwriting agreement to and for the benefit of such underwriters shall also be made to and for the benefit of Cohen and the conditions precedent to the obligations of such underwriters under the underwriting agreement shall be conditions precedent to the obligations of Cohen; and (iii) Cohen shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding Cohen, his Warrant Shares and his intended method of distribution or any other representations required by applicable law. It is a condition to the obligations of the Company hereunder that Cohen shall accept the terms of the underwriting agreement as agreed between the Company and such underwriters, provided such terms are consistent with this Section and are not otherwise inconsistent with this Agreement.

     (c) If the managing underwriter of any underwritten offering shall deliver a written statement to Cohen that in such underwriter's opinion the total amount of Warrant Shares requested to be included in such registration could have a material adverse effect on such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, and second, the Warrant Shares requested to be included in such registration by Cohen pursuant to this Agreement and the securities requested to be included therein by any other holders entitled to include securities in such registration, pro rata based on the number of securities which each of them has requested to be included in such registration.

3. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Warrant Shares under the Securities Act, the Company will, as expeditiously as possible:

     (a) prepare and file with the Commission a registration statement with respect to such securities (on such applicable form as the Company may in its sole discretion elect to use) and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby, determined as hereinafter provided;

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in subsection (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Warrant Shares covered by such registration statement in accordance with Cohen's intended method of disposition set forth in such registration statement for such period;

     (c) furnish to Cohen such number of copies of the registration statement and the prospectus included therein, including each preliminary prospectus, as Cohen reasonably may request in order to facilitate the public sale or other disposition of the Warrant Shares covered by such registration statement;

     (d) use its best efforts to register or qualify the Warrant Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as Cohen reasonably shall request and keep such registration or qualification in effect for so long as such registration statement remains in effect; and take any other action which may be reasonably necessary or advisable to enable Cohen to consummate the disposition in such jurisdictions of the Warrant Shares to be sold by Cohen; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

     (e) immediately notify Cohen at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and at the request of Cohen promptly prepare and furnish to him a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Warrant Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

     (f) otherwise comply with all applicable rules and regulations of the Commission, and, if required, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to Cohen a copy of any amendment or supplement to such registration statement or prospectus;

     (g) keep Cohen advised in writing as to the initiation and progress of the registration;

     (h) use its best efforts to include or list, as the case may be, the Warrant Shares being registered on the automated quotation system of the National Association of Securities Dealers, Inc. or the principal securities exchange on which Common Stock of the Company is then quoted or listed;

     (i) afford to Cohen an opportunity to make such examination and inquiry into the financial position, business and affairs of the Company and its subsidiaries as Cohen or his counsel may reasonably deem necessary to satisfy Cohen and his counsel as to the accuracy and completeness of the registration statement;

     (j) deliver promptly to Cohen copies of all correspondence between the Commission and the Company relating to the registration statement; and

     (k) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement (which in no event shall require the Company to commence any judicial proceeding).

     For purposes of Section 3(a) hereof, the period of distribution of Warrant Shares shall be deemed to extend until the earlier of the sale of all Warrant Shares covered by the Registration Statement or 180 days after the effective date thereof.

     In connection with registration hereunder, Cohen will furnish to the Company in writing, upon request, such information with respect to himself and the proposed distribution by him as the Company reasonably deems necessary in order to assure compliance with federal and applicable state securities laws.

4. EXPENSES. All expenses incurred by the Company in complying with Sections 2 and 3 hereof, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and independent public accountants for the Company, fees and expenses, including counsel fees, incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance shall be borne by the Company. All selling commissions applicable to Warrant Shares, including any fees and disbursements of any special counsel to Cohen, shall be borne by Cohen.

5. RULE 144 REPORTING. With a view to making available to Cohen the benefits of certain rules and regulations of the Commission which may permit the sale of the Warrant Shares without registration, the Company agrees that, from and after the time it becomes subject to the reporting obligations of the Exchange Act, it will:

     (a) make and keep public information available, as those terms are used and defined in Commission Rule 144;

     (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required by the Company under the Exchange Act.

6. LIMITATION ON SALES OF REGISTERED WARRANT SHARES. Cohen agrees that, notwithstanding any registration of Warrant Shares under the Securities Act as provided herein,

     (a) in the event of a public offering of not less than $5 million of Common Stock by the Company for its own account pursuant to a firm commitment underwriting (a "Qualified Offering"), if the underwriter requires the principal shareholders or affiliates of the Company to agree not to dispose of or pledge their shares of Common Stock during a "lock-up" period, Cohen will enter into an identical agreement with respect to the Warrant Shares; and

     (b) prior to a Qualified Offering, he will not, without the consent of the Company, sell any Warrant Shares to the public if the sale of such Warrant Shares would both (i) cause the total number of Warrant Shares sold by Cohen to the public during the period of three months ending with (and including) the date of the proposed sale to exceed the average weekly volume of trading in the Common Stock on all national securities exchanges and/or reported through NASDAQ for the four calendar weeks preceding such sale and (ii) cause the total number of Warrant Shares sold by Cohen to the public to exceed the limitation set forth below for any applicable period:


          Applicable Period             Limitation
          -----------------             ----------

          9/1/99 through 11/30/99        50,000 shares
          9/1/99 through 2/28/00        100,000 shares
          9/1/99 through  5/31/00       150,000 shares

7.   INDEMNIFICATION AND CONTRIBUTION.

     (a) In the event of a registration of any Warrant Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless Cohen, and each other Person, if any, who controls Cohen within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Cohen or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Warrant Shares was registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Cohen and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Cohen, or any such controlling person in writing specifically for use in such registration statement or prospectus.

     (b) In the event of a registration of any of the Warrant Shares under the Securities Act pursuant to this Agreement, Cohen will indemnify and hold harmless the Company, each officer of the Company who signs the registration statement, each director of the Company, each Person, if any, who participates as an underwriter in the offering or sale of such securities, and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Warrant Shares were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that Cohen will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to Cohen, furnished in writing to the Company by Cohen specifically for use in such registration statement or prospectus; and provided further, however, that the liability of Cohen shall be limited to the proceeds received by Cohen from the sale of the Warrant Shares covered by such registration statement.

     (c) Promptly after receipt by a party indemnified hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 7 and shall only relieve it from any liability which it may have to such indemnified party under this Section 7 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     (d) If the indemnification provided for in this Section 7 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same),
(i) in such proportion as is appropriate to reflect the relative fault of the Company and Cohen which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and Cohen from the offering of the securities covered by such registration statement; provided, however, that in any such case, (x) Cohen will not be required to contribute any amount in excess of the public offering price of all such Warrant Shares offered by him pursuant to such registration statement; and (y) no Person guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8.   MISCELLANEOUS.

     (a) The rights granted to Cohen hereunder may not be transferred or assigned to any other Person except in conjunction with an assignment of the Warrant (to the extent permitted thereunder) to such other Person, and then only if such other Person shall agree in writing with the Company to be bound by the terms hereof. In the event of an transfer or assignment permitted by this Section, the transferee or assignee shall thereupon be substituted for Cohen for all purposes of this Agreement and all references to "Cohen" herein shall thenceforth be deemed references to such transferee or assignee.

     (b) All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered in person, (b) the day following dispatch by an overnight courier service (such as Federal Express or UPS, etc.) or (c) five (5) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the address of such party set forth above or at such other address as such party may have given written notice of.

     (c) All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of New York.

     (d) This Agreement may not be amended or modified or otherwise altered except pursuant to an instrument, in writing, signed by each of the parties.

     (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (f) The provisions of Section 2 hereof to the contrary notwithstanding, the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days in any 12-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

     (g) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer, and Cohen has duly executed this Agreement, as of the date first written above.

                              INTERNATIONAL CAPITAL FUNDING, INC.



                              By ______________________________________
                                 Peter Shandro, Chief Executive Officer



                              ----------------------------------------
                              Jonathan Cohen